                                                                   EXHIBIT 10.03

                             SECOND AMENDMENT TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                      EXECUTIVE RETIREMENT AND SAVINGS PLAN

      The Board of Directors hereby amends the Fisher Scientific International Inc. Executive Retirement and Savings Plan (as restated effective June 23, 1997) pursuant to Section 11.2, effective as of June 8, 2004.

      The second sentence of the definition of "Earnings" set forth in Article II is hereby deleted in its entirety and replaced with the following:

            The term "Earnings" shall not include commissions, overtime, insurance disability pay, profit sharing payments, public or private retirement contributions or benefits, retainers, insurance benefits or company paid premiums, payments from any stock option or award plan or any savings or stock purchase plan or, except as otherwise provided by the Administrative Committee, any long-term bonus or incentive compensation award, any non-recurring or exceptional bonus (such as a deal bonus) or any other special benefits or awards.